Exhibit 10.29

MIDDLEFIELD BANC CORP.

2007 OMNIBUS EQUITY PLAN

RESTRICTED STOCK AWARD AGREEMENT

Middlefield Banc Corp. (“Middlefield”), an Ohio corporation, hereby grants Restricted Stock in accordance with Article 7 of Middlefield’s 2007 Omnibus Equity Plan to                      (the “Participant”), subject to the terms and conditions of this Restricted Stock Award Agreement. Terms that are defined in the 2007 Omnibus Equity Plan are used in this Restricted Stock Award Agreement as they are defined in the 2007 Omnibus Equity Plan.

1. Number of Shares of Restricted Stock Subject to the Award. The number of shares of Middlefield common stock awarded under this Restricted Stock Award Agreement is                      shares, which for purposes of this Restricted Stock Award Agreement shall be deemed also to include any shares issuable after the effective date of this Restricted Stock Award Agreement as a stock dividend or stock split or issuable because of another form of change in the capital structure of Middlefield and relating to the shares of common stock awarded under this Restricted Stock Award Agreement.

2. Effective Date of the Award. The date of this Award and the effective date of this Restricted Stock Award Agreement is February 13, 2017.

3. The Award is Conditional and is Subject to Forfeiture. The only condition to unrestricted ownership of the shares awarded by this Restricted Stock Award Agreement that must be satisfied by the Participant is that the Participant must maintain continuous employment with Middlefield or a Related Entity for sixty (60) days after the effective date. Until the end of that sixty day period the Restricted Stock awarded by this Restricted Stock Award Agreement shall be held by Middlefield as escrow agent and shall be considered unvested. If the Participant maintains continuous employment with Middlefield or a Related Entity until sixty days after the effective date of this Restricted Stock Award Agreement, the Award shall become fully vested and non-forfeitable and the Participant thereafter shall possess all right, title, and interest in and to the shares. If the Participant does not maintain continuous employment with Middlefield or a Related Entity until sixty days from the effective date of this Restricted Stock Award Agreement, whether because of voluntary or involuntary termination, termination because of disability, or death, the Award shall be forfeited in its entirety by the Participant effective as of the date the Participant’s employment terminates, unless in its sole discretion the Plan Committee elects to accelerate the Participant’s vesting in and right to all or a portion of the Award when the Participant’s employment terminates. However, if a Change in Control occurs prior to sixty days from the effective date of this Restricted Stock Award Agreement and if the Participant maintains continuous employment with Middlefield or a Related Entity through the date of the Change in Control, on the date of the Change in Control the Award shall become fully vested and non-forfeitable and the Participant thereafter shall possess all right, title, and interest in and to the shares.

4. The Shares of Restricted Stock Subject to the Award Are Not Transferable as Long as the Award Is Subject to Forfeiture. Until the shares of Restricted Stock subject to the Award become vested and non-forfeitable in accordance with section 3, the Participant shall not be permitted to sell, transfer, pledge, assign, or otherwise alienate or hypothecate any of the shares or any interest in the shares. Until that time, Middlefield shall be entitled to disregard any attempt by the Participant to sell, transfer, pledge, assign, or otherwise alienate or hypothecate any of the shares or any interest in the shares, and any such sale, transfer, pledge, assignment, or other alienation or hypothecation shall be void and of no force or effect.

5. Rights as a Stockholder. Except as may be otherwise provided in this Restricted Stock Award Agreement, as the record holder of the shares of Restricted Stock subject to the Award the Participant shall have all of the associated rights of stockholder under Ohio law and Middlefield’s Articles of Incorporation and Code of Regulations, including the right to exercise voting power and the right to cash dividends if, as, and when declared by Middlefield’s board of directors.

6. The 2007 Omnibus Equity Plan Governs. The Award and this Restricted Stock Award Agreement are subject to the terms and conditions of the 2007 Omnibus Equity Plan, as well as any rules of the Plan Committee under the 2007 Omnibus Equity Plan. The Participant acknowledges having received a copy of the 2007 Omnibus Equity Plan. The Participant represents that he or she is familiar with the terms and provisions of the 2007 Omnibus Equity Plan. The Participant accepts this Award subject to all the terms and provisions of the 2007 Omnibus Equity Plan. The Participant agrees to accept as binding, conclusive, and final all decisions or interpretations of Middlefield’s board of directors or Plan Committee having to do with the 2007 Omnibus Equity Plan or this Restricted Stock Award Agreement.

7. Certificates. Provided book entry registration is allowed by Middlefield’s Articles of Incorporation and Code of Regulations, instead of issuing certificates representing shares of common stock awarded by this Restricted Stock Award Agreement, Middlefield may record the Participant’s ownership of the shares using a book entry system. If certificates are issued, they shall bear the following legend –

The shares of Middlefield Banc Corp. common stock represented by this certificate have not been registered under the Securities Act of 1933 or any state or other securities laws. Neither the shares nor any interest or participation herein may be offered, sold, or otherwise transferred except (x) according to an exemption from or in a transaction not subject to the registration requirements of the Securities Act of 1933 and applicable state securities laws or (y) according to an effective registration statement under the Securities Act of 1933

8. Community Property. Each of the Participant and the Participant’s spouse is individually bound by the terms of this Restricted Stock Award Agreement, and the interest (if any) of the Participant’s spouse in the Award is subject to the terms of this Restricted Stock Award Agreement. Nothing in this Restricted Stock Award Agreement shall create a community property interest if no community property interest otherwise exists.

9. Entire Agreement. This Restricted Stock Award Agreement and the 2007 Omnibus Equity Plan supersede any and all other prior understandings and agreements, either oral or in writing, between the parties concerning the subject matter and constitute the sole agreement between the parties relating to the subject matter. All prior negotiations and agreements between the parties concerning the subject matter of this Restricted Stock Award Agreement are merged in this Restricted Stock Award Agreement. Each party to this Restricted Stock Award Agreement acknowledges that no representations, inducements, promises, or agreements concerning the Restricted Stock have been made by any party or by anyone acting on behalf of any party that are not contained in this Restricted Stock Award Agreement or in the 2007 Omnibus Equity Plan, and each acknowledges that any agreement, statement, or promise concerning the Restricted Stock that is not contained in this Restricted Stock Award Agreement or the 2007 Omnibus Equity Plan is not valid, is not binding, and is of no force or effect.

10. Modification. No change or modification of this Restricted Stock Award Agreement shall be valid or binding upon the parties unless the change or modification is in writing and is signed by the parties. However, Middlefield may change or modify this Restricted Stock Award Agreement without the Participant’s consent or signature if in its sole discretion Middlefield determines that the change or modification is necessary for purposes of compliance with or exemption from the requirements of the Internal Revenue Code of 1986, including but not limited to section 409A of the Internal Revenue Code of 1986, or any regulations or other Department of Treasury guidance of general application issued under the Internal Revenue Code of 1986. Middlefield may amend the 2007 Omnibus Equity Plan to the extent permitted by the 2007 Omnibus Equity Plan.

11. Headings. The headings in this Restricted Stock Award Agreement are solely for convenience of reference and shall not affect the interpretation of this Restricted Stock Award Agreement.

12. Notice. All notices, requests, and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed, certified or registered mail, return receipt requested, with postage prepaid, to the following addresses or to such other address as either party may designate by like notice. If to Middlefield, notice shall be given to Middlefield Banc Corp., 15985 East High Street, P.O. Box 35, Middlefield, Ohio 44062, Attention: Chairman, Compensation Committee, or to such other address as Middlefield shall have designated to the Participant in writing. If to the Participant, notice shall be given to the Participant at the Participant’s address appearing on the signature page of this Restricted Stock Award Agreement, or to such other address as the Participant shall have designated to Middlefield

13. Taxes. The Participant is hereby advised to consult immediately with his or her own tax advisor about the tax consequences of this Restricted Stock Award Agreement, the method and timing for filing an election to include this Award in income under section 83(b) of the Internal Revenue Code of 1986, and the tax consequences of that election. By executing this Restricted Stock Award Agreement, the Participant agrees that if the Participant makes an election to include the Award in income under section 83(b) of the Internal Revenue Code of 1986, the Participant shall provide Middlefield with written notice of the election in accordance with the regulations under section 83(b) of the Internal Revenue Code of 1986.

14. No Registration Rights. The Participant acknowledges and agrees that Middlefield and its Related Entities are under no obligation to register the Participant’s offer and sale of the shares awarded under this Restricted Stock Award Agreement under the Securities Act of 1933 or the securities laws of any state.

IN WITNESS WHEREOF, Middlefield has caused this Restricted Stock Award Agreement to be executed by its duly authorized officer as of the date specified in section 1, and the Participant has duly executed this Restricted Stock Award Agreement as of the date specified in section 1 and consents to and approves all of its terms.

PARTICIPANT	MIDDLEFIELD BANC CORP.
an Ohio corporation

By:
William J. Skidmore
Print Name:	Its:	Chairman, Compensation Committee

Residence Address:

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